UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 23, 2014

                                 AMERICANN, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                       000-54231                27-4336843
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(State or other jurisdiction       (Commission File No.)    (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd. Unit 114
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

     The Company has entered into a Financing and Consulting Agreement with Nature's Own Wellness Centers, a licensed Colorado cannabis dispensary owner and grower. The proceeds of the $1,000,000 secured loan from AmeriCann will be used by Nature's Own to convert an existing 15,000 square foot warehouse into a new cannabis growing and processing facility.

     The loan has a 30-month term, bears interest at 18% annually, and includes monthly payments to the Company. Nature's Own will also pay the Company $300,000 in consulting fees for its cannabis operations over the 30-month period.

     Over the term of the 30-month loan, the agreement calls for the Company to receive average monthly payments of principal, interest and consulting fees in excess of $56,000.

     The first $200,000 was advanced to Nature's Own on June 23, 2014 and a second $200,000 payment was funded on July 9, 2014. Additional amounts are to be funded as construction progresses.

     If the total loan commitment is funded and Nature's Own makes all required payments, the Company would receive in excess of $1.6 million in principal and interest payments and consulting fees.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014
                                 AMERICANN, INC.


                                 By: /s/ Timothy Keogh
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                                     Timothy Keogh, Chief Executive Officer